Exhibit 10.14.1

AMENDMENT TO FIFTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO FIFTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated as of February 17, 2026 (the “Amendment Effective Date”), is entered into by and among Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership,” and together with Sunstone, the “Company”), and Bryan A. Giglia (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Fifth Amended and Restated Employment Agreement, dated February 18, 2025 (the “Employment Agreement”);

WHEREAS, the Company and the Executive desire to amend the Employment Agreement; and

WHEREAS, the Executive desires to continue employment with the Company, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Compensation.  Subsections (i) and (ii) of the Compensation section of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

Base Salary.  Following the Amendment Effective Date, during the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $750,000 per annum.  The Base Salary shall be paid in installments at such intervals as the Company pays executive salaries generally, but not less often than monthly.  During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase in the Company’s sole discretion, as determined by the compensation committee (the “Compensation Committee”) of the Board.  The term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so adjusted.  Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

Annual Bonus.  In addition to the Base Salary, the Executive shall be eligible to earn, for each calendar year ending during the Employment Period, an annual cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or plans applicable to senior executives.  The amount of any Annual Bonus and the performance goals applicable to such Annual Bonus for the relevant year shall be determined by the Compensation Committee in accordance with the terms and conditions of said bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan and the attainment of performance goals established by the Compensation Committee, following the Amendment Effective Date Executive’s threshold level, target level and maximum level Annual Bonus shall be equal to 87.5%, 175% and 262.5%, respectively, of the Executive’s Base Salary for such year.  The Annual Bonus payable, if any, in respect of any calendar year shall be paid no later than March 15 immediately following such calendar year performance period, subject to the Executive’s continued employment through the payment date.

Effect on Employment Agreement. This Amendment shall be and, as of the date hereof, is hereby incorporated into and forms a part of the Employment Agreement.  The terms of the Employment Agreement not modified by this Amendment will remain in full force and are not affected by this Amendment.

Miscellaneous. This Amendment will be governed and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

[signatures follow on next page]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE	SUNSTONE HOTEL INVESTORS, INC.
a Maryland corporation

/s/ Bryan A. Giglia	By: /s/ Aaron Reyes
Bryan A. Giglia	Name: Aaron Reyes
Its: Chief Financial Officer
SUNSTONE HOTEL PARTNERSHIP, LLC
a Delaware limited liability company
BySunstone Hotel Investors, Inc.
Its Managing Member
By:/s/ Aaron Reyes
Name: Aaron Reyes
Its: Chief Financial Officer